Exhibit 3.23

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
DJO INCORPORATED

        The undersigned officer of DJO Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

        FIRST:    The name of the Corporation is DJO Incorporated.

        SECOND:    The Certificate of Incorporation of the Corporation is hereby amended by changing the Article numbered "ARTICLE I" so that, as amended, said Article shall be and read as follows:

        "The name of the corporation is DJO Opco Holdings, Inc. (hereinafter called the "Corporation")."

        THIRD:    The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the undersigned has signed this Certificate of Amendment as of this 19th day of December, 2007.

DJO Incorporated

Name:	Donald M. Roberts
Title:	Executive Vice President

CERTIFICATE OF INCORPORATION
OF
DJO INCORPORATED

        FIRST:    The name of the Corporation is DJO Incorporated.

        SECOND:    The registered office and registered agent of the Corporation in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

        THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the "DGCL").

        FOURTH:    The total number of shares of stock, which the Corporation shall have authority to issue, is one thousand (1,000) shares of common stock, par value $0.01 per share.

        FIFTH:    The board of directors (the "Board of Directors") of the Corporation, acting by majority vote, is expressly authorized to adopt, amend or repeal the by-laws (the "By-Laws") of the Corporation.

        SIXTH:    The Corporation is to have perpetual existence.

        SEVENTH:    Elections of directors need not be by written ballot unless the By-Laws shall so provide. Meetings of stockholders may be held within or without the state of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws.

        EIGHTH:    To the maximum extent permitted from time to time under the laws of the State of Delaware, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its officers, directors or stockholders or the affiliates of the foregoing, other than those officers, directors, stockholders or affiliates who are employees of the Corporation or any subsidiary of the Corporation. No amendment or repeal of this ARTICLE EIGHTH shall apply to or have any effect on the liability or alleged liability of any such officer, director, stockholder or affiliate for or with respect to any business opportunities of which such officer, director, stockholder or affiliate becomes aware prior to such amendment or repeal.

        NINTH:    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        TENTH:    To the fullest extent permitted by the laws of the State of Delaware:

        (a)   A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

        (b)   Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in the following paragraph (c) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this ARTICLE TENTH shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer, (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this ARTICLE TENTH or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

        (c)   If a claim under paragraph (b) of this ARTICLE TENTH is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

        (d)   The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this ARTICLE TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

        (e)   The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.